As filed with the Securities and Exchange Commission on September 4, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Netezza Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3527320 (I.R.S. Employer Identification No.)

26 Forest Street, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)
2007 Stock Incentive Plan
(Full title of the plan)
Patrick J. Scannell, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
26 Forest Street
Marlborough, MA 01752
(Name and address of agent for service)

(508) 382-8200
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum
	Amount to be	offering price per	Proposed maximum	Amount of
Title of securities to be registered	registered(1)	share	aggregate offering price	registration fee
Common Stock, $0.001 par value per share	6,086,748 shares(2)	$9.385(3)	$57,124,129.98(3)	$3,187.53

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Consists of 2,086,748 shares of Common Stock automatically added to the shares authorized for issuance under the 2007 Stock Incentive Plan on February 1, 2009 and 4,000,000 additional shares of Common Stock authorized for issuance under the 2007 Stock Incentive Plan by the registrant’s board of directors on April 6, 2009 and by the registrant’s stockholders on June 5, 2009.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on September 1, 2009.

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 6,086,748 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s 2007 Stock Incentive Plan. This Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission:
     (1) Registration Statement on Form S-8 (File No. 333-144715), filed on July 19, 2007, relating to, among other things, 2,000,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan; and
     (2) Registration Statement on Form S-8 (File No. 333-156040), filed on December 10, 2008, relating to an additional 2,015,679 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan.
Item 8. Exhibits.
     The Exhibit Index immediately following the signature page is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marlborough, Commonwealth of Massachusetts, on this 4th day of September, 2009.

NETEZZA CORPORATION
By:	/s/ James Baum
James Baum
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Netezza Corporation, hereby severally constitute and appoint James Baum, Patrick J. Scannell, Jr. and Corey C. DuFresne, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Netezza Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James Baum James Baum	President, Chief Executive Officer and Director (principal executive officer)	September 4, 2009
/s/ Patrick J. Scannell, Jr. Patrick J. Scannell, Jr.	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	September 4, 2009
/s/ Francis A. Dramis, Jr. Francis A. Dramis, Jr.	Director	September 4, 2009
/s/ Robert J. Dunst, Jr. Robert J. Dunst, Jr.	Director	September 4, 2009
/s/ Paul J. Ferri Paul J. Ferri	Director	September 4, 2009
/s/ Peter Gyenes Peter Gyenes	Director	September 4, 2009

Signature	Title	Date
/s/ Charles F. Kane Charles F. Kane	Director	September 4, 2009
/s/ J. Chris Scalet J. Chris Scalet	Director	September 4, 2009
/s/ Jitendra S. Saxena Jitendra S. Saxena	Director	September 4, 2009
/s/ Edward J. Zander Edward J. Zander	Director	September 4, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this Registration Statement)

99.1	2007 Stock Incentive Plan, as amended, as filed with the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 23, 2009 and incorporated herein by reference.